Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND STATE SECURITIES LAWS.

$[Principal Note Amount]	[insert Closing Date]

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, nDivision, Inc. a Texas corporation ("Maker"), hereby promises to pay to the order of Gamwell Technologies Inc., a Texas corporation ("Holder") in lawful money of the United States of America the principal sum of ____________________ and _/100 Dollars ($[Principal Note Amount]) plus interest thereon according to the terms set forth below.

1.       Background.  Reference is hereby made to that certain Asset Purchase Agreement (the "Purchase Agreement"), by and among the Maker and Holder and Timothy and Cecilia Gamwell.  Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.  This Secured Promissory Note (this "Note") shall be effective upon the Closing Date (as defined in the Purchase Agreement).

2.       Payments.  This Note will be paid in one annual payment (the "Initial Payment") and twenty-three equal monthly payments of principal, plus accrued but unpaid interest thereon, commencing after the Initial Payment which is to be made on the date that is thirteen (13) months after the Closing Date of the Purchase Agreement.   The monthly payments shall begin on the next month following the Initial Payment and continuing thereafter until the third-year anniversary of the Closing Date, at which time this Note shall mature and all unpaid principal and interest hereunder shall be due and payable in full (the "Maturity Date").  The Initial Payment shall be equal to one-third of the Principal Note Amount (as defined in the Purchase Agreement).

3.       Security Interest. In order to secure the indebtedness memorialized in this Note, Maker hereby grants to Holder a first lien security interest (the "Security Interest") in the Collateral (as defined and set forth in the Security Agreement by and between the parties of even date herewith) and Holder shall have all rights of a secured party in connection therewith.  Maker agrees to execute further documentation as may be necessary to perfect the foregoing security interest.  Provided, however, Holder agrees to subordinate its security interest in the Purchase Contracts to any security interest required by any indebtedness of the Maker obtained to pay the Purchase Price (as defined in the Purchase Agreement) or indebtedness obtained after Closing (as defined in the Purchase Agreement) by Maker to reimburse Maker the Purchase Price paid and to be paid to Holder.  However, in no event, shall such lien be subordinate to an amount greater than the Purchase Price.  Upon the filing of a correct financing statement with the Secretary of State in Maker's state of formation, the Security Interest will be perfected to the extent such security interest can be perfected by the filing of a financing statement under the Uniform Commercial Code applicable to Maker.

Exhibit 10.2 -- Page 1

3.       Accrual of Interest.  Interest on the outstanding principal balance of this Note shall accrue at a fixed rate equal to the lesser of (a) the then current short-term applicable federal rate in existence on the Closing Date of the Purchase Agreement, or (b) the Maximum Legal Rate (as defined below).  On the Maturity Date, all accrued, unpaid interest shall be paid in full.

4.       Prepayment.  Maker may voluntarily prepay this Note in whole or in part at any time and from time to time without penalty, together with interest accrued on the amount prepaid through the date of prepayment.

5.       Event of Default.  Each of the following shall constitute an event of default ("Event of Default") under this Note:

(i)       Failure by Maker to make any payment of principal or interest under this Note within thirty (30) days following the due date;

(ii)       The Maker pursuant to or within the meaning of any Bankruptcy Law:

(a)       commences a voluntary case;

(b)       consents to the entry of an order for relief against it in an involuntary case;

(c)       consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property;

(d)       makes a general assignment for the benefit of its creditors; or

(iii)       A court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(a)       is for relief against the Maker in an involuntary case which order or decree is not stayed or dismissed within thirty (30) days of the entry thereof;

(b)       appoints a Custodian of the Maker or for all or substantially all of its property; or

(c)       orders the liquidation of the Maker and the order or decree remains unstayed and in effect for forty-five (45) days.

The term "Bankruptcy Law" means title 11, United States Code, or any similar federal or state law for the relief of debtors.  The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Exhibit 10.2 -- Page 2

6.       Remedies Upon an Event of Default.  If an Event of Default (other than an Event of Default specified in clauses (ii) and (iii) of Section 5 hereof) occurs and is continuing, the Holder of this Note by written notice to the Maker may declare this Note to be due and payable if the Event of Default has not been remedied thirty (30) days following written notice to the Maker of the Holder's election to accelerate repayment of this Note.  Upon such declaration, this Note shall be due and payable in cash in full immediately.  If an Event of Default specified in clause (ii) and (iii) of this Section 5 hereof occurs, such amount shall become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note.

7.       Waivers.  Except as provided herein, Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Note.  No failure on the part of Holder in exercising any right or remedy hereunder, and no single, partial or delayed exercise by Holder of any right or remedy shall preclude the full and timely exercise by Holder at any time of any right or remedy of Holder hereunder without notice.  No course of dealing or other conduct, no oral agreement or representation made by Holder or usage of trade shall operate as a waiver of any right or remedy of Holder.  In the event that any court of competent jurisdiction shall determine that any provision, or portion thereof, contained in this Note shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and the remaining provisions of this Note shall nevertheless remain in full force and effect.

8.       Maximum Legal Rate.  It is the intent of Holder and of Maker that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate").  Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled and, if received by Holder, shall be applied to the principal balance of this Note or, if no principal balance remains outstanding, then such amount shall be refunded to Maker.

9.       Successors and Assigns.  This Note shall be binding upon and enforceable against Maker and Maker's successors and assigns and shall inure to the benefit of Holder and Holder's successors, endorsees and assigns.

10.       Governing Law.  This Note shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, without regard to its principles of conflicts of laws.

11.       Adjustment and Offset.  This Note is not subject to offset (except to the extent provided in the Purchase Agreement), recoupment or counterclaim.  The principal amount of this Note is subject to adjustment pursuant to the Purchase Agreement.

12.       Counterparts. Copies of signatures sent by facsimile transmission or in PDF format shall be deemed to constitute originals.

[Signature Page to Follow]

Exhibit 10.2 -- Page 3

IN WITNESS WHEREOF, Maker has caused this Note to be executed as an instrument under seal as of the date first above written.

NDIVISION, INC.,
a Texas corporation

By:
Name: Alan Hixon
Title: Chief Executive Officer

GAMWELL TECHNOLOGIES, INC.,
a Texas corporation

By:
Name: Timothy Gamwell
Title: President

Exhibit 10.2 -- Page 4